Exhibit 99.3

Lux JV Treasury Holding Company S.à r.l.

Consolidated Financial Statements
December 31, 2018
(expressed in Canadian dollars)

Report of Independent Registered Public Accounting Firm
To the Board of Managers and Shareholders of Lux JV Treasury Holding Company S.à r.l.

Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheet of Lux JV Treasury Holding Company S.à r.l. and its subsidiaries (together, the Company) as of December 31, 2018, and the related consolidated statements of operations and retained earnings and cash flows for the year then ended, including the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and their results of operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America (US GAAP).
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

/s/ PricewaterhouseCooopers LLP

Chartered Professional Accountants, Licensed Public Accountants
London, Canada
February 21, 2019
We have served as the Company's auditor since 2013.

Lux JV Treasury Holding Company S.à r.l.
Consolidated Balance Sheet
As at December 31, 2018
(expressed in Canadian dollars)

2018 $
Assets (note 11)
Current assets
Cash and cash equivalents	4,168,696
Accounts receivable, net of allowance for doubtful accounts of $118,628	62,824,375
Inventories (note 2)	185,249,981
Prepaid expenses	13,241,742
Income taxes recoverable	725,137
Margin account	3,619,793
Derivative assets - current (note 4)	22,322,741
Total current assets	292,152,465

Investments	25,500
Property, plant and equipment, net (note 3)	93,270,329
Intangible assets, net (note 5)	18,558,333
Goodwill (note 6)	4,655,000
Deferred financing charges, net	843,886
Derivative assets - non-current (note 4)	17,791,182
427,296,695
Liabilities
Current liabilities
Line of credit and overdrafts (note 11)	132,860,558
Accounts payable and accrued liabilities	69,812,319
Customer prepayments	16,218,527
Derivative liabilities - current (note 4)	9,973,667
Current portion of long-term debt (note 11)	3,166,667
Income taxes payable	2,505,327
Total current liabilities	234,537,065

Deferred income tax liabilities (note 12)	24,554,071
Derivative liabilities - non-current (note 4)	3,828,141
Long-term debt (note 11)	42,707,628
305,626,905
Shareholders’ Equity
Share capital (note 7)	20,000
Additional paid-in capital	93,900,200
Retained earnings	27,749,590
121,669,790
427,296,695

Lux JV Treasury Holding Company S.à r.l.
Consolidated Statement of Operations and Retained Earnings
For the year ended December 31, 2018
(expressed in Canadian dollars)

2018 $
Sales	726,569,540
Cost of sales	674,210,834
Gross profit	52,358,706
Operating, administrative and general expenses	32,490,123
19,868,583

Interest expense	6,651,695
Depreciation of property, plant and equipment	5,948,949
Amortization of intangible assets	940,000
Amortization of deferred financing charges	453,400
Loss on debt extinguishment	572,661
14,566,705

Earnings before taxes	5,301,878

Provision for (recovery of) income taxes
Current	609,703
Deferred	(194,228)
415,475

Net earnings for the year	4,886,403
Retained earnings - Beginning of year	22,863,187

Retained earnings - End of year	27,749,590

Lux JV Treasury Holding Company S.à r.l.
Consolidated Statement of Cash Flows
For the year ended December 31, 2018

2018 $
Cash provided by (used in)

Operating activities
Net income for the year	4,886,403
Items not affecting cash
Depreciation of property, plant and equipment	5,948,949
Amortization of intangible assets	940,000
Amortization of deferred financing charges	453,400
Imputed interest	141,221
Loss on debt extinguishment	572,661
Loss on disposal of property, plant and equipment	172,078
Change in fair value of derivatives	(8,659,217)
Deferred income taxes	(194,228)

Net change in non-cash balances related to operations
Decrease (increase) in
Accounts receivable	(7,684,028)
Inventories	(6,303,687)
Prepaid expenses	(4,388,681)
Income taxes recoverable	303,498
Margin account	(7,600,049)
Increase in
Accounts payable and accrued liabilities	10,391,602
Customer prepayments	2,145,967
Income taxes payable	13,058
Cash used in operating activities	(8,861,053)
Investing activities
Purchase of property, plant and equipment	(4,090,072)
Proceeds of disposal of property, plant and equipment	176,339
Cash used in investing activities	(3,913,733)
Financing activities
Increase in long-term debt	47,500,000
Repayment of long-term debt	(50,016,665)
Payment of financing charges	(1,062,861)
Increase in line of credit	18,719,971
Cash provided by financing activities	15,140,445
Change in cash and cash equivalents during the year	2,365,659

Cash and cash equivalents - Beginning of year	1,803,037

Cash and cash equivalents - End of year	4,168,696

Cash paid for interest	6,510,695

Cash paid for taxes	647,966

Cash received for taxes	376,868

Lux JV Treasury Holding Company S.à r.l.
Notes to Consolidated Financial Statements
December 31, 2018
(expressed in Canadian dollars)

1. Nature of the business and summary of significant accounting policies

Basis of presentation

These statements are prepared in conformity with accounting principles generally accepted in the United States of America (US GAAP) except for the exclusion of comparative figures for prior years required by Rules 3-01 through 3-04 of Regulation S-X of the Securities and Exchange Commission (the SEC). The purpose of these financial statements is to meet the reporting requirements of Rule 3-05 of Regulation S-X of the SEC and as such these are a set of non-statutory statements. These statements reflect the financial position as at December 31, 2018 and results of operations of Lux JV Treasury Holding Company S.à r.l. for the year ended December 31, 2018.

Basis of consolidation

These consolidated financial statements include the accounts of Lux JV Treasury Holding Company S.à r.l. and its wholly owned and controlled foreign subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Operations

Lux JV Treasury Holding Company S.à r.l. (the company), through its wholly-owned subsidiary based in Ontario, Canada, Thompsons Limited, is a merchandising company primarily involved in the trading and distribution of grain, agricultural inputs and supplies, and seed. The company is jointly owned by The Andersons, Inc. and Lansing Trade Group, LLC, is located in Luxembourg and operates facilities located across the province of Ontario, Canada.

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most notable estimates included in the consolidated financial statements involve the valuation of the unrealized gains and losses on open derivative contracts; valuation of goodwill and intangibles; valuation of accounts receivable and realization of derivative contract gains and losses.

Foreign currency translation

The Canadian dollar (CAD) is the functional and reporting currency of the company. Exchange gains and losses arising from remeasurement of foreign currency denominated monetary assets and liabilities are included in income in the period in which they occur.

Cash and cash equivalents

Cash and cash equivalents include cash and short term investments with an initial maturity of three months or less. The carrying values of these assets approximate their fair value.

Accounts receivable and allowance for doubtful accounts

The majority of the company’s receivables are from other agribusinesses. Trade accounts receivable are recorded at the invoiced amount. The allowance for doubtful accounts is the best estimate of the amount of probable credit losses in existing accounts receivable. The allowance is based both on specific identification of potentially uncollectible accounts and the application of a consistent policy to estimate the allowance necessary for the remaining accounts receivable. For those customers that are thought to be at higher risk, the company makes assumptions as to collectability based on past history and facts about the current situation. Account balances are charged off against the allowance when it becomes more certain that the receivable will not be recovered. The company manages its exposure to counter-party credit risk through credit analysis and approvals, credit limits and monitoring procedures.

Inventories

Exchange-traded grain inventories are valued in relation to the period-end Chicago Mercantile Exchange (CME) commodity price, combined with observable quotes for local basis adjustments, and certain non-exchange-traded grain inventories are valued in relation to prevailing local market prices, which effectively states these inventories at net realizable value, determined as the estimated selling price in the ordinary course of business less the estimated costs necessary to execute the sale. The change in fair value of these grain inventories is included in cost of sales. All other inventories are valued at the lower of cost and net realizable value. Cost is determined substantially on a weighted average basis except for the cost of fertilizer inventory, which is determined on a first-in, first-out basis. Inventories do not include amounts in respect of goods owned by others and held in storage or goods on consignment.

Margin account

Margin account includes uninsured deposits with counterparties. When the company enters into a futures contract, an initial margin deposit may be required by the counterparty. If the market price of a futures contract moves in a direction that is adverse to the company’s position, an additional margin deposit, called a maintenance margin, is required. If the market price of a futures contract moves in a direction that is favourable to the company’s position, margin is paid to the company. The fair value of these financial instruments is classified as a current asset or a current liability.

Property, plant and equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is provided over the estimated useful lives of the individual assets using the straight-line method. Estimated useful lives are generally as follows:

Land improvements	25 years
Building and improvements	35 - 40 years
Machinery and equipment	5 - 15 years
Mobile equipment	8 years
Software	5 - 10 years

The cost of assets retired or otherwise disposed of and the accumulated depreciation thereon are removed from the accounts, with any gain or loss realized upon sale or disposal credited or charged to operations. Repairs and maintenance costs are charged to expense as incurred, while betterments that extend useful lives are capitalized.

When events or changes in circumstance warrant a review, the company evaluates the carrying value of long-lived assets for potential impairment. An impairment loss is recognized when the estimated net recoverable amount of a long-lived asset is less than its carrying value. The impairment loss is measured as the excess, if any, of the carrying value over the fair value of the asset. Any impairment in these assets is charged to income in the period when the impairment becomes evident.

Deferred financing costs

Debt issuance costs associated with the line of credit arrangement with a syndication of banks have been capitalized and are amortized over the terms of the agreements.

Debt issuance costs associated with the term bank loan and with subordinated bank debt are presented as a reduction of the underlying debt and are amortized as imputed interest over the terms of the agreements.

Derivatives - commodity contracts

The company’s operating results are affected by changes to commodity prices. The company has established “unhedged” position limits (the amount of a commodity, either owned or contracted for, that does not have an offsetting derivative futures contract to lock in the price). To reduce the exposure to market price risk on commodities owned and forward grain purchase and sale contracts, the company enters into exchange-traded commodity futures contracts where available. The exchange traded commodity futures contracts are via the regulated Chicago Mercantile Exchange. The company’s commodity forward purchase and sales contracts are for physical delivery of the commodity in a future period. Contracts to purchase commodities from producers generally relate to the current or future crop years for delivery periods quoted by regulated commodity exchanges.

All of these contracts meet the definition of derivatives. The company does not designate or account for its commodity contracts as hedges as defined under current accounting standards. The company accounts for its commodity derivatives at estimated fair value, the same method it uses to value its grain inventory. Management determines fair value based on exchange-quoted or prevailing market prices and in the case of its forward purchase and sale contracts, estimated fair value is adjusted for differences in local markets and non-performance risk. For forward contracts for which physical delivery occurs, balance sheet classification is based on estimated delivery date. For futures contracts in which physical delivery is not expected to occur but, rather, the contract is expected to be net settled, the company classifies these contracts as current or non-current assets or liabilities, as appropriate, based on the company’s expectations as to when such contracts will be settled.
Realized and unrealized gains and losses as a result of the change in fair value of commodity contracts are included in cost of sales.

Derivatives - currency contracts

Certain commodity derivative contracts are denominated in foreign currency. Therefore, the company enters into various types of derivative currency contracts to reduce their exposure to changes in the foreign exchange rate. The company does not designate or account for its currency contracts as hedges as defined under current accounting standards. The company accounts for its currency derivatives at estimated fair value. Management determines fair value based on exchange-quoted prices for both their currency forward contracts as well as currency futures contracts. The company classifies these contracts as current or non-current assets or liabilities, as appropriate, based on the company’s expectations as to when such contracts will be settled.
Realized and unrealized gains and losses as a result of the change in fair value of the currency contracts are included in cost of sales.

Fair value measurements

US GAAP defines fair value as an exit price and also establishes a framework for measuring fair value. An exit price represents the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Fair value should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering such assumptions, a three-tier fair value hierarchy is used, which prioritizes the inputs used in measuring fair value as follows:

•	Level 1 inputs: Quoted prices (unadjusted) for identical assets or liabilities in active markets;

•	Level 2 inputs: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability either directly or indirectly; and

•	Level 3 inputs: Unobservable inputs (e.g., a reporting entity's own data).

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.
The company’s assets and liabilities measured at fair value are based on the market approach valuation technique. With the market approach, fair value is derived using prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Intangible assets

Intangible assets are recorded at cost less accumulated amortization. Amortization of definite lived intangible assets is provided using the straight-line method over their estimated useful lives as follows.

Customer relationships	20 years

Trademarks are considered to have indefinite lives, and are not amortized. The indefinite lived intangible assets are subject to annual impairment tests or more often when events and circumstances indicate that the carrying amount of the intangible assets may be impaired. The definite lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by comparing the carrying amount of the assets to the undiscounted future net cash flows the company expects to generate with the assets. If such assets are considered to be impaired, the company recognizes impairment expense for the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Goodwill

Goodwill is not amortized but is subject to annual impairment tests or more often when events and circumstances indicate that the carrying amount of goodwill may be impaired. A goodwill impairment loss is recognized to the extent the carrying amount of goodwill exceeds the implied fair value of goodwill.

Revenue recognition

The company follows a policy of recognizing sales revenue at the time of delivery of the product and when all of the following have occurred: a sales agreement is in place, pricing is fixed or determinable, and collection is reasonably assured.

Sales of grain are primarily recognized at the time of shipment, which is when title and risk of loss transfers to the customer. There are certain transactions that allow for pricing to occur after title of the goods has passed to the customer. In these cases, the company continues to report the goods in inventory until it recognizes the sales revenue once the price has been determined. Also, in some cases, contracts are cancelled prior to delivery, effectively by entering into offsetting contracts with the same counterparty with the two contracts being net settled. Net settlement amounts related to cancelled contracts are included in sales. Revenues from grain merchandising activities are recognized as services are provided. Non-grain sales and services are recognized at the time title and risk of loss transfers to the customer, which is generally at the time of shipment or when the service is provided.

Income taxes

Income tax expense for the period includes both current and deferred income tax. Deferred income taxes are provided for temporary differences between the financial reporting basis and the tax basis of assets and liabilities and are measured using enacted tax rates and laws governing periods in which the differences are expected to reverse. The company evaluates the realizability of deferred tax assets and provides a valuation allowance for amounts that management does not believe are “more likely than not” to be recoverable.

The company records reserves for uncertain tax positions when, despite the belief that tax return positions are fully supportable, it is anticipated that certain tax return positions are likely to be challenged and that the company may not prevail. These reserves are adjusted in light of changing facts and circumstances, such as the progress of a tax audit or the lapse of statutes of limitations.

Additional information about the company’s income taxes is presented in note 12 to the consolidated financial statements.

Accounting standards issued but not yet applied

Revenue recognition

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (ASC 606). The FASB issued subsequent amendments to the initial guidance in August 2015, March 2016, April 2016, May 2016, and December 2016 within ASU 2015-14, ASU 2016-08, ASU 2016-10 ASU 2016-12 and ASU 2016-20, respectively. The core principle of the new revenue standard is that an entity recognizes revenue from the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new revenue standard is effective for periods beginning after December 15, 2018. The adoption of this new guidance will require expanded disclosures in the company’s financial statements including separate quantitative disclosure of revenues within the scope of ASC 606 and revenues excluded from the scope of ASC 606.

The company has assessed the impact of this standard by reviewing representative samples of customer contracts for each revenue stream, analyzing those contracts under the new revenue standard, and comparing the conclusions to the current accounting policies and practices to identify potential changes. As a result of this assessment, the company believes the following items will be impacted upon adoption:

- Revenues not in the Scope of ASC 606: Many of the company's sales contracts are derivatives under ASC 815, Derivatives and Hedging, and therefore will be outside the scope of ASC 606. While the company does not believe that the timing or measurement of revenue will be impacted by this conclusion, the company will be required to disclose this revenue separately from revenue that is earned from contracts with customers upon adoption of ASC 606. The company expects the significant majority of revenues will be accounted for outside the scope of ASC 606.

- Revenues within the Scope of ASC 606: The company has determined the impact to the consolidated financial statements to be immaterial.

Leasing

In February 2016, the FASB issued ASU No. 2016-02, Leases (ASC 842). ASC 842 supersedes the current accounting for leases. The new standard, while retaining two distinct types of leases, finance and operating, (i) requires lessees to record a right of use asset and a related liability for the rights and obligations associated with a lease, regardless of lease classification, and recognize lease expense in a manner similar to current accounting, (ii) eliminates current real estate specific lease provisions, (iii) modifies the lease classification criteria and (iv) aligns many of the underlying lessor model principles with those in the new revenue standard. ASC 842 is effective for periods beginning after December 15, 2018. Entities are required to use a modified retrospective approach when transitioning to ASC 842 for leases that exist as of or are entered into after the beginning of the earliest comparative period presented in the financial statements.

Upon adoption, the company expects to recognize right of use assets of $3,477,000 and related liabilities of $3,468,000, which will result in a $9,000 increase to retained earnings.

Other applicable standards

In January 2017, the FASB issued ASU No. 2017-04 Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This update removes the requirement to compare the implied fair value of goodwill with its carrying amount as part of step 2 of the goodwill impairment test. The ASU is effective prospectively for fiscal years beginning after December 15, 2019. Early adoption is permitted, however the company does not plan to do so.

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. This update changes the accounting for credit losses on loans and held-to-maturity debt securities and requires a current expected credit loss (CECL) approach to determine the allowance for credit losses. This includes allowances for trade receivables. The company has not historically incurred significant credit losses and does not currently anticipate circumstances that would lead to a CECL approach differing from the company's existing allowance estimates in a material way. The guidance is effective for fiscal years beginning after December 15, 2019 with a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. Early adoption is permitted, however the company does not plan to do so.

2. Inventories

Major classes of inventories are as follows:

2018 $
Grain	149,612,575
Agricultural inputs and supplies	34,446,170
Seed	1,191,236
185,249,981

3. Property, plant and equipment

The components of property, plant and equipment are as follows:

2018 $
Land	2,325,001
Land improvements	2,809,544
Buildings and improvements	59,420,869
Machinery and equipment	43,862,315
Mobile equipment	11,728,108
Software	131,892
120,277,729
Less: Accumulated depreciation	27,007,400
93,270,329

Depreciation expense on property, plant and equipment during the year amounted to $5,948,949.

4. Derivatives

The following table presents the fair value of the company's commodity and currency derivatives as of December 31, 2018 and the balance sheet line item in which they are located:

2018 $
Forward commodity contracts included in derivative assets - current	12,480,285
Forward commodity contracts included in derivative assets - non-current	17,791,182
Forward commodity contracts included in derivative liabilities - current	(6,562,179)
Forward commodity contracts included in derivative liabilities - non-current	(3,181,733)
Gains on forward foreign currency contracts included in derivative liabilities - current	57,135
Losses on forward foreign currency contracts included in derivative liabilities - current	(3,468,623)
Losses on forward foreign currency contracts included in derivative liabilities - non-current	(646,408)
Gains on regulated futures contracts included in derivative assets - current	13,929,583
Losses on regulated futures contracts included in derivative assets - current	(4,087,127)
26,312,115

ASC 815-10-50 requires the company to disclose the location and amount of the gains and losses from its derivative instruments reported in the consolidated statement of operations and retained earnings. The company uses various derivative instruments, as described above, as well as non-derivative instruments (i.e., commodity inventory valued at estimated market value less costs to sell) in its risk management strategies and activities. The majority of the company’s sales are the result of physical delivery of commodities against forward cash contracts and the majority of the company’s cost of goods sold are the result of purchases of commodities on forward cash contracts, gains and losses from all other commodity derivatives along with the change in value of the company’s grain inventories.

The following table includes the alternative disclosures about gains and losses from activities that include non-designated derivative instruments as well as non-derivative instruments valued at market and their reporting in the consolidated statement of operations and retained earnings:

2018 $
Commodity instruments
Sales	607,855,846
Cost of sales	575,974,320
Gross profit	31,881,526

At December 31, 2018 the company had the following volume of commodity derivative contracts outstanding (on a gross basis):

2018 # bushels
Corn	65,763,551
Soybeans	7,266,615
Wheat	27,776,018
White beans	3,523,498
Other	746,492
105,076,174

At December 31, 2018 the company had foreign currency futures contracts, denominated in USD, to purchase $210,800,000 CAD. The company had foreign currency forward contracts to purchase $1,182,477 USD and sell $86,893,886 USD.

5. Intangible assets

The components of intangible assets are as follows:

	2018
	Original cost $	Accumulated amortization $	Net book value $
Trademarks	4,850,000	—	4,850,000
Customer relationships	18,800,000	5,091,667	13,708,333
	23,650,000	5,091,667	18,558,333

Amortization expense for intangible assets during the year amounted to $940,000. Expected future annual amortization expense is as follows:

$
Year ending December 31, 2019	940,000
2020	940,000
2021	940,000
2022	940,000
2023	940,000

6. Goodwill

Goodwill is tested annually for impairment as of August 31 or whenever events or circumstances change that would indicate that an impairment of goodwill may be present. There have been no goodwill impairment charges historically.

7. Share capital

At December 31, 2018 the company had 20,000 of authorized and issued shares of a single class with a nominal value of $1 per share. All issued shares were paid in full.

8. Employee benefit plan

The company sponsors a defined contribution retirement plan that covers all of its full-time employees. The company’s contributions are made based on participants’ contributions and earnings. The contributions for retirement benefits for this plan are expensed as incurred and totalled $388,459 for the year ended December 31, 2018.

9. Related party transactions

The company buys and sells commodities and merchandising services with related parties.
The following table presents aggregate summarized financial information for all related party transactions and balances during the year.

2018 $
Sales
Sales of commodities to shareholders	7,318,403
Cost of sales
Purchases of commodities from shareholders	9,716,413
Bean processing and other fees paid to an affiliate under common control	2,857,636
Accounts receivable	59,345
Derivative assets	332,779
Accounts payable and accrued liabilities	1,574,824
Derivative liabilities	352,909

10. Fair value measurements

The following table presents the company's assets and liabilities that are measured at fair value on a recurring basis at December 31, 2018:

Assets (liabilities)	Level 1 $	Level 2 $	Level 3 $	2018 Total $
Grain inventories	—	149,612,575	—	149,612,575
Forward commodity contracts	—	20,527,555	—	20,527,555
Forward currency contracts	—	(4,057,896)	—	(4,057,896)
Futures contracts	9,842,456	—	—	9,842,456
	9,842,456	166,082,234	—	175,924,690

ASC 820 excludes inventories measured at market value under ASC 905-330, Agriculture, as market value is similar to, but not intended to measure, fair value. Management has included inventories in the table above as ASC 820 encourages disclosure information about measurements similar to fair value, which includes the valuation of inventories. Valuation of the company’s grain inventories is based on the prevailing market prices less the estimated costs necessary to execute the sale, which management believes follows ASC 820 guidelines.

When observable inputs are available for substantially the full term of the asset or liability, the derivative contracts are classified in Level 2. When unobservable inputs have a significant impact on the measurement of fair value, the contract's fair value is classified in Level 3.

The fair value of the company’s commodity forward contracts is determined by the exchange-traded futures prices on the CME or prevailing market prices for similar commodities and delivery dates as those contracts combined with observable quotes for local basis adjustments. The difference between the quoted futures price and the local cash price, referred to as the “basis”, is attributable to local market conditions. Because “basis” for a particular commodity and location typically has multiple quoted prices from other agribusinesses in the same geographical vicinity and is used as a common pricing mechanism in the Agribusiness industry, management concluded that “basis” is a “Level 2” fair value input for purposes of the fair value disclosure requirements related to our commodity derivatives. Although non-performance risk, both of the company and the counterparty, is present in each of these commodity contracts and is a component of the estimated fair values, based on the company’s historical experience with its producers and customers and the company’s knowledge of their businesses, the company does not view non-performance risk to be a significant input to fair value for the majority of these commodity contracts.

The fair value of the company’s currency forward contracts is determined by using an observable input, the prevailing exchange rates, and as such is considered a Level 2 input.

The fair value of the company’s futures contracts is determined by using observable market prices from regulated exchanges, and as such is considered a Level 1 input.

The fair value of the company’s cash equivalents, accounts receivable, margin account, accounts payable and accrued liabilities, customer prepayments, and debt approximate their carrying value.

11. Debt

During the year, the company amended its borrowing arrangement with a syndicate of banks, which provides the company with $240 million of maximum availability under a revolving line of credit. As of December 31, 2018, $111,197,883 in borrowings was outstanding on the revolving line of credit. Borrowings under the revolving line of credit bear interest at variable rates, which are based off LIBOR or Bankers’ Acceptances plus an applicable spread. The maturity date for the revolving line of credit is June 26, 2023.

The company’s long-term debt at December 31, 2018 consisted of the following:

2018 $
Term bank loan
Due June 26, 2023 with variable interest of LIBOR plus 2.5%
Principal repayments of $791,667 are due quarterly (a)
Principal amount	45,916,667
Less: Unamortized debt issuance costs	42,372
45,874,295
Less: Current maturities of long-term debt	3,166,667
42,707,628
(a)The term bank loan, along with the revolving line of credit, are collateralized by a General Security Agreement covering substantially all assets of the company.

Interest on long-term debt during the year totalled $2,351,616.

The company’s line of credit and long-term borrowing agreements include various covenants related to fixed charge coverage ratio, working capital, adjusted equity and certain other items. The company was in compliance with all financial covenants at the years ended December 31, 2018.

The aggregate annual maturities of long-term debt are as follows:

$
Year ending December 31, 2019	3,166,667
2020	3,166,667
2021	3,166,667
2022	3,166,666
2023	33,250,000
Thereafter	—

12. Income taxes

Significant components of the company’s deferred-tax liabilities are as follows:

2018 $
Deferred tax liabilities:
Inventories	1,586,464
Property, plant and equipment	18,599,334
Intangible assets	4,359,144
Deferred financing charges	9,129
Total deferred tax liabilities	$24,554,071

There were no unrecognized tax benefits at December 31, 2018.

The company is subject to examination by Luxemburg tax authorities for 2013 to 2018. The company’s wholly owned subsidiary, Thompsons Limited, is subject to examination by Canadian tax authorities for 2014 to 2018.

13. Commitments and contingencies

The company, as a lessee, leases office equipment, land and buildings under operating leases. Net rental expense under these agreements was $307,425. Future minimum lease payments under agreements in effect at December 31, 2018 are as follows:

$
2019	404,037
2020	389,404
2021	272,222
2022 and thereafter	735,427

14. Subsequent events

Management has performed an analysis of the activities and transactions subsequent to December 31, 2018 through the date of issuance of the consolidated financial statements.

On January 2, 2019, The Andersons, Inc. completed the acquisition of Lansing Trade Group, LLC. The transaction results in the company being a wholly-owned subsidiary of The Andersons, Inc.